UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 5, 2008

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2008, drugstore.com, inc. issued a press release to report its financial results for the first quarter ended March 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On May 2, 2008, Thère du Pont notified the Chief Executive Officer of the Company of his decision to resign as its Senior Vice President, Operations and Chief Financial Officer effective May 29, 2008.

(c)	On May 5, 2008, the Company announced the appointment of Robert Potter as its Vice President, Chief Accounting Officer and Tracy Wright as its Vice President, Chief Finance Officer, effective May 29, 2008.

Mr. Potter has served as the Company’s Vice President, Chief Accountant since December 2006, and served as its Senior Director and Corporate Controller from 2004 to 2006. Prior to joining the Company, Mr. Potter served as Corporate Controller for Midstream Technologies, Inc., a technology company, from 2000 to 2004.

Ms. Wright has served as the Company’s Vice President of Financial Planning and Analysis since August 2007, and served as its Senior Director of Financial Planning and Analysis from 2003 to July 2007. Prior to joining the Company, Ms. Wright held financial leadership roles at Western Wireless International, Freeinternet.com, and PricewaterhouseCoopers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated May 5, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.
(Registrant)

By:	/s/ Dawn G. Lepore
Dawn G. Lepore
President, Chief Executive Officer and Chairman of the Board

Date: May 5, 2008